News Release

HOPE BANCORP REPORTS 2022 SECOND QUARTER FINANCIAL RESULTS

LOS ANGELES - July 19, 2022 - Hope Bancorp, Inc. (the “Company”) (NASDAQ: HOPE), the holding company of Bank of Hope (the “Bank”), today reported unaudited financial results for its second quarter and six months ended June 30, 2022.

For the three months ended June 30, 2022, net income totaled $52.1 million, or $0.43 per diluted common share, compared with $60.7 million, or $0.50 per diluted common share, in the preceding first quarter and $53.8 million, or $0.43 per diluted common share, in the year-ago second quarter.

“We continued the positive momentum from the beginning of the year and delivered another strong financial performance for the second quarter of 2022 with record loan production and enhanced pre-provision net revenue,” said Kevin S. Kim, Chairman, President and Chief Executive Officer. “We originated $1.29 billion in new loans, the highest level of production in the history of the Bank. This represented the fourth consecutive quarter of originations in excess of $1.0 billion, and exemplifies the benefits of the investments we have made in our business development platform. We are particularly pleased that our loan production was well diversified. Given our asset sensitive position, our weighted average loan yields increased 18 basis points quarter-over-quarter and contributed to a 15 basis point increase in our net interest margin. With the meaningful increases in loans outstanding contributing to a 6% quarter-over-quarter increase in net interest income, we delivered a 4% increase in our pre-provision net revenue, and our PPNR return on average equity improved 108 basis points to 14.66%.

“As we look ahead to the second half of the year, we remain confident that the investments made to strengthen and diversify our business model over the past few years will continue to generate solid loan and deposit growth, despite the challenges of the current economy. With a lower-risk, more diversified loan portfolio and enhanced credit administration framework, we believe we are well positioned to navigate the potential challenges of a recessionary environment while continuing to enhance our franchise value,” said Kim.
Q2 2022 Highlights
•Loan originations totaled a record $1.29 billion, up 25% over the preceding first quarter and representing a well-diversified mix of new loan production.
•Excluding PPP, loans receivable increased 16% quarter-over-quarter on an annualized basis.
•Company recorded net recoveries of $930 thousand, reflecting the third consecutive quarter of total net recoveries.
•Criticized loan balances decreased 13% quarter-over-quarter, contributing to stable asset quality metrics.
•Company recorded a provision for credit losses of $3.2 million, primarily reflecting loan growth and continued reductions in criticized loans.
•Net interest margin expanded 15 basis points from the preceding first quarter, largely benefiting from higher loan yields.
•Total deposits increased 3.5% quarter-over-quarter, reflecting higher balances of noninterest bearing demand deposits and strategic increases in time deposits.
•Total cost of deposits increased 9 basis points quarter-over-quarter, reflecting an aggregate 150 basis point increase in the Federal Funds target rate since March 2022.
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•Noninterest expenses were relatively well managed despite the higher compensation expense environment, with efficiency ratio of 52.09% versus 51.50% in the 2022 first quarter.
•Repurchased 1,038,986 shares of common stock of the Company during the second quarter, utilizing $14.7 million of the $50 million share repurchase program announced in January 2022.

Financial Highlights

(dollars in thousands, except per share data) (unaudited)	At or for the Three Months Ended
	6/30/2022	3/31/2022	6/30/2021
Net income	$52,088	$60,738	$53,763
Diluted earnings per share	$0.43	$0.50	$0.43
Pre-provision net revenue (“PPNR”) (1)	$73,919	$70,989	$64,530
Net interest income before provision (credit) for credit losses	$141,538	$133,176	$126,577
Net interest margin	3.36%	3.21%	3.11%
Noninterest income	$12,746	$13,186	$11,076
Noninterest expense	$80,365	$75,373	$73,123
Net loans receivable	$14,394,469	$13,919,224	$13,234,849
Deposits	$15,029,630	$14,515,128	$14,726,230
Total cost of deposits	0.33%	0.24%	0.30%
Nonaccrual loans(2)	$69,522	$52,717	$111,008
Nonperforming loans to loans receivable(2)	0.75%	0.71%	1.24%
ACL to loans receivable	1.04%	1.05%	1.41%
ACL to nonaccrual loans(2)	218.03%	279.70%	170.67%
ACL to nonperforming assets(2)	137.09%	144.03%	103.11%
Provision (credit) for credit losses	$3,200	$(11,000)	$(7,000)
Net (recoveries) charge offs	$(930)	$(17,900)	$11,491
Return on average assets (“ROA”)	1.17%	1.37%	1.25%
Return on average equity (“ROE”)	10.33%	11.62%	10.41%
ROA (PPNR) (1)	1.65%	1.60%	1.50%
ROE (PPNR) (1)	14.66%	13.58%	12.49%
Return on average tangible common equity (“ROTCE”)(1)	13.48%	15.01%	13.50%
Noninterest expense / average assets	1.80%	1.70%	1.70%
Efficiency ratio	52.09%	51.50%	53.12%

(1) Pre-provision net revenue, ROA (PPNR), ROE (PPNR), and return on average tangible common equity are non-GAAP financial measures. Management’s reasons and purposes for using these non-GAAP financial measures are set forth on Table Pages 10 and 11 of this earnings release. A quantitative reconciliation of the Company’s GAAP to non-GAAP financial measures are provided in the accompanying financial information on Table Pages 10 and 11.
(2) Excludes delinquent SBA loans that are guaranteed and currently in liquidation.

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Operating Results for the 2022 Second Quarter

Net interest income before provision for credit losses for the 2022 second quarter increased 6% to $141.5 million from $133.2 million in the 2022 first quarter and increased 12% from $126.6 million in the 2021 second quarter. The Company attributed the increase to higher interest income largely due to an increase in loan yields and higher average balances of loans receivable, partially offset by higher interest expense on deposits.

The net interest margin for the 2022 second quarter increased 15 basis points to 3.36% from 3.21% in the preceding first quarter and increased 25 basis points from 3.11% in the year-ago second quarter, primarily reflecting higher loan yields and improved mix of interest earning assets.

The weighted average yield on loans for the 2022 second quarter was 4.06%, up 18 basis points from 3.88% in the 2022 first quarter and up 8 basis points from the year-ago second quarter. The Company attributed the quarter-over-quarter increase in weighted average yield on loans to the repricing of its variable rate loans as a result of an aggregate 150 basis point increase in the Federal Funds target rate since March 2022 and a significant increase in the average rate of new loans originated during the quarter.

The weighted average cost of deposits for the 2022 second quarter increased by 9 basis points to 0.33% from 0.24% in the 2022 first quarter, primarily reflecting a 16 basis point increase in the cost of interest bearing deposits due to the Federal Funds target rate hikes since March 2022. Compared with the year-ago second quarter, the weighted average cost of deposits for the 2022 second quarter increased 3 basis points from 0.30%, reflecting a 6 basis point increase in the cost of interest bearing deposits.

Noninterest income for the 2022 second quarter decreased 3% to $12.7 million from $13.2 million in the 2022 first quarter. Increases in service fees on deposit accounts, net gains on sales of SBA loans and other income and fees were offset by lower levels of net gains on sales of residential mortgage loans. In addition, the Company recorded a loss of $547,000 related to the sale of $35.0 million in problem loans that had been transferred to held-for-sale as of March 31, 2022. During the 2022 second quarter, the Company sold $70.2 million in the guaranteed portion of SBA 7(a) loans and $4.1 million in retail mortgage loans, compared with $58.1 million and $37.8 million, respectively, in the preceding first quarter. Noninterest income for the 2022 second quarter increased 15% compared with $11.1 million in the second quarter of 2021, primarily reflecting higher net gains on sales of SBA loans and service fees on deposit accounts.

Noninterest expense for the 2022 second quarter increased 7% to $80.4 million from $75.4 million for the preceding first quarter, largely reflecting higher salaries and employee benefits, credit-related expenses, and advertising and marketing expenses. For the 2021 second quarter, noninterest expense totaled $73.1 million.

Salaries and employee benefits expense for the 2022 second quarter increased to $51.1 million from $47.7 million in the preceding first quarter, largely reflecting the impact of annual merit increases, higher costs associated with retaining staff in the extremely competitive staffing market, and increased FTE count to support continued growth. Salaries and employee benefits expense for the 2021 second quarter totaled $42.3 million.

The Company’s efficiency ratio for the 2022 second quarter was 52.09%, compared with 51.50% in the preceding first quarter and 53.12% in the year-ago second quarter. Noninterest expense as a percentage of average assets was 1.80% for the 2022 second quarter, compared with 1.70% for the 2022 first quarter and 1.70% for the 2021 second quarter.

The effective tax rate for the 2022 second quarter was 26.4%, compared with 25.9% for the preceding first quarter and 24.8% in the year-ago second quarter. The effective tax rate for the 2022 second quarter was higher than the year-ago second quarter mainly due to a decrease in affordable housing tax credits compared with the prior year.

Balance Sheet Summary
New loan originations funded during the 2022 second quarter totaled $1.29 billion, reflecting a 25% increase over the preceding first quarter and a 44% increase over the year-ago second quarter.

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Following are the components of new loan production for the quarters ended June 30, 2022, March 31, 2022, and June 30, 2021.

(dollars in thousands) (unaudited)	For the Three Months Ended
	6/30/2022	3/31/2022	6/30/2021
Commercial real estate	$522,093	$529,730	$454,857
Commercial	544,639	335,756	288,726
SBA	35,085	56,602	77,652
SBA PPP	—	—	19,816
Residential mortgage	181,408	103,473	275
Consumer	2,770	401	52,766
Total new loan originations	$1,285,995	$1,025,962	$894,092

At June 30, 2022, loans receivable increased 3.4% to $14.55 billion from $14.07 billion at March 31, 2022 and increased 8.4% from $13.42 billion at June 30, 2021.

Total deposits at June 30, 2022 increased 3.5% to $15.03 billion from $14.52 billion at March 31, 2022, largely reflecting an increase in demand deposits and time deposits, and increased 2.1% year-over-year from $14.73 billion at June 30, 2021. Quarter-over-quarter, money market and NOW deposits decreased 2.2%, but this decrease was more than offset by a 3.5% increase in noninterest bearing demand deposits and a 20.9% increase in time deposits. On a year-over-year basis, noninterest bearing demand deposits at June 30, 2022 increased 0.9%, money market and NOW deposits increased 9.6%, and time deposits decreased 10.7%.

Following is the deposit composition as of June 30, 2022, March 31, 2022 and June 30, 2021:

(dollars in thousands) (unaudited)	6/30/2022	3/31/2022	% change	6/30/2021	% change
Noninterest bearing demand deposits	$5,689,992	$5,498,263	3.5%	$5,638,115	0.9%
Money market and other	6,339,467	6,484,677	(2.2)%	5,786,697	9.6%
Saving deposits	326,927	321,373	1.7%	308,651	5.9%
Time deposits	2,673,244	2,210,815	20.9%	2,992,767	(10.7)%
Total deposit balances	$15,029,630	$14,515,128	3.5%	$14,726,230	2.1%

Following is the deposit composition as a percentage of total deposits and a breakdown of cost of deposits as of and for the quarters ended June 30, 2022, March 31, 2022 and June 30, 2021:

	Deposit Breakdown			Cost of Deposits
(unaudited)	6/30/2022	3/31/2022	6/30/2021	Q2 2022	Q1 2022	Q2 2021
Noninterest bearing demand deposits	37.9%	37.9%	38.3%	—%	—%	—%
Money market and other	42.2%	44.7%	39.2%	0.54%	0.36%	0.43%
Saving deposits	2.1%	2.2%	2.1%	1.16%	1.18%	1.15%
Time deposits	17.8%	15.2%	20.4%	0.46%	0.32%	0.49%
Total deposit balances	100.0%	100.0%	100.0%	0.33%	0.24%	0.30%

Allowance for Credit Losses
For the 2022 second quarter, the Company recorded a provision for credit losses of $3.2 million, compared with a negative provision for credit losses of $11.0 million in the preceding first quarter and a negative provision for credit losses of $7.0 million in the 2021 second quarter.

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Following is the allowance for credit losses and allowance coverage ratios as of June 30, 2022, March 31, 2022 and June 30, 2021:

(dollars in thousands) (unaudited)	6/30/2022	3/31/2022	6/30/2021
Allowance for credit losses	$151,580	$147,450	$189,452
Allowance for credit loss/loans receivable	1.04%	1.05%	1.41%
Allowance for credit losses/nonperforming loans	139.63%	146.92%	113.36%

Credit Quality
Following are the components of nonperforming assets as of June 30, 2022, March 31, 2022 and June 30, 2021:

(dollars in thousands) (unaudited)	6/30/2022	3/31/2022	6/30/2021
Loans on nonaccrual status (1)	$69,522	$52,717	$111,008
Delinquent loans 90 days or more on accrual status	12,468	3,090	4,759
Accruing troubled debt restructured loans	26,572	44,555	51,360
Total nonperforming loans	108,562	100,362	167,127
Other real estate owned	2,010	2,010	16,619
Total nonperforming assets	$110,572	$102,372	$183,746

(1)     Excludes delinquent SBA loans that are guaranteed and currently in liquidation totaling $13.2 million, $17.0 million and $23.6 million, at June 30, 2022, March 31, 2022 and June 30, 2021, respectively.

Total nonperforming assets at June 30, 2022 increased to $110.6 million from $102.4 million at March 31, 2022 but decreased from $183.7 million at June 30, 2021. Quarter-over-quarter, the increase in total nonperforming assets reflects higher balances of nonaccrual loans and delinquent loans 90 days or more on accrual status, partially offset by a reduction in accruing troubled debt restructured loans. During the quarter, an $18.6 million relationship migrated to nonaccrual status. Of the delinquent loans 90 days or more on accrual status as of June 30, 2022, $10.7 million represented loans that were addressed in the first week of July 2022 through renewals of maturing loans and pay offs. On a year-over-year basis, the decrease in total nonperforming assets reflects reductions in nonaccrual loans, accruing troubled debt restructured loans and other real estate owned, partially offset by an increase in delinquent loans 90 days or more on accrual status.

Following are net (recoveries) charge offs and net (recoveries) charge offs to average loans receivable on an annualized basis for the three months ended June 30, 2022, March 31, 2022 and June 30, 2021:

(dollars in thousands) (unaudited)	For the Three Months Ended
	6/30/2022	3/31/2022	6/30/2021
Net (recoveries) charge offs	$(930)	$(17,900)	$11,491
Net (recoveries) charge offs/average loans receivable (annualized)	(0.03)%	(0.52)%	0.35%

Following are the components of criticized loan balances as of June 30, 2022, March 31, 2022 and June 30, 2021:

(dollars in thousands) (unaudited)	6/30/2022	3/31/2022	6/30/2021
Special mention	$95,797	$166,958	$294,559
Substandard	244,748	226,661	380,955
Total criticized loans	$340,545	$393,619	$675,514

The Company noted that the decreases in criticized loan balances at June 30, 2022 largely reflects previously COVID-19 modified loans that were upgraded following the receipt of updated financial statements.

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Capital
At June 30, 2022, the Company and the Bank continued to exceed all regulatory capital requirements generally required to meet the definition of a “well-capitalized” financial institution. Following are capital ratios for the Company as of June 30, 2022, March 31, 2022 and June 30, 2021:

Hope Bancorp, Inc. (unaudited)	6/30/2022	3/31/2022	6/30/2021	Minimum Guideline for “Well-Capitalized” Bank
Common Equity Tier 1 Capital	10.70%	11.02%	11.44%	6.50%
Tier 1 Leverage Ratio	10.32%	10.37%	10.43%	5.00%
Tier 1 Risk-Based Ratio	11.33%	11.68%	12.14%	8.00%
Total Risk-Based Ratio	12.14%	12.49%	13.16%	10.00%

Following are tangible common equity (“TCE”) per share and TCE as a percentage of tangible assets as of June 30, 2022, March 31, 2022 and June 30, 2021:

(unaudited)	6/30/2022	3/31/2022	6/30/2021
Tangible common equity per share (1)	$12.80	$13.04	$13.10
Tangible common equity to tangible assets (1)	8.68%	9.05%	9.53%

(1)    Tangible common equity represents common equity less goodwill and net other intangible assets. Tangible common equity per share represents tangible common equity divided by the number of shares issued and outstanding. Tangible assets represent total assets less goodwill and net other intangible assets. Tangible common equity to tangible assets is the ratio of tangible common equity over tangible assets. Tangible common equity, tangible common equity per share, tangible assets and tangible common equity to tangible assets are non-GAAP financial measures. Management’s reasons and purposes for using these non-GAAP financial measures are set forth in the following section. A quantitative reconciliation of the GAAP to non-GAAP financial measures is provided in the accompanying financial information on Table Pages 10 and 11.

Non-GAAP Financial Metrics

This news release contains certain non-GAAP financial measure disclosures, including pre-provision net revenue, ROA (PPNR), ROE (PPNR), tangible common equity, tangible common equity per share, tangible assets and tangible common equity to tangible assets. Management believes these non-GAAP financial measures provide meaningful supplemental information regarding its operational performance and the Company’s and the Bank’s capital levels and has included these figures in response to market participant interest in these financial metrics. A reconciliation of the GAAP to non-GAAP financial measures is provided in the accompanying financial information on Table Pages 10 and 11.

Investor Conference Call

The Company previously announced that it will host an investor conference call on Wednesday, July 20, 2022 at 9:30 a.m. Pacific Time / 12:30 p.m. Eastern Time to review financial results for its second quarter ended June 30, 2022. Investors and analysts are invited to access the conference call by dialing 866-235-9917 (domestic) or 412-902-4103 (international) and asking for the “Hope Bancorp Call.” A presentation to accompany the earnings call will be available at the Investor Relations section of Hope Bancorp’s website at www.ir-hopebancorp.com. Other interested parties are invited to listen to a live webcast of the call available at the Investor Relations section of Hope Bancorp’s website. After the live webcast, a replay will remain available at the Investor Relations section of Hope Bancorp’s website for one year. A telephonic replay of the call will be available at 877-344-7529 (domestic) or 412-317-0088 (international) for one week through July 27, 2022, replay access code 7509556.

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About Hope Bancorp, Inc.

Hope Bancorp, Inc. is the holding company of Bank of Hope, the first and only super regional Korean American bank in the United States with $18.09 billion in total assets as of June 30, 2022. Headquartered in Los Angeles and serving a multi-ethnic population of customers across the nation, Bank of Hope operates 54 full-service branches in California, Washington, Texas, Illinois, New York, New Jersey, Virginia, Alabama and Georgia. The Bank also operates SBA loan production offices in Seattle, Denver, Dallas, Atlanta, Portland, Oregon, New York City, Northern California and Houston; commercial loan production offices in Northern California and Seattle; residential mortgage loan production offices in Southern California; and a representative office in Seoul, Korea. Bank of Hope specializes in core business banking products for small and medium-sized businesses, with an emphasis in commercial real estate and commercial lending, SBA lending and international trade financing. Bank of Hope is a California-chartered bank, and its deposits are insured by the FDIC to the extent provided by law. Bank of Hope is an Equal Opportunity Lender. For additional information, please go to bankofhope.com. By including the foregoing website address link, the Company does not intend to and shall not be deemed to incorporate by reference any material contained or accessible therein.

Forward-Looking Statements

Some statements in this news release may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements relate to, among other things, expectations regarding the business environment in which we operate, projections of future performance, perceived opportunities in the market and statements regarding our business strategies, objectives and vision. Forward-looking statements include, but are not limited to, statements preceded by, followed by or that include the words “will,” “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates” or similar expressions. With respect to any such forward-looking statements, the Company claims the protection provided for in the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties. The Company’s actual results, performance or achievements may differ significantly from the results, performance or achievements expressed or implied in any forward-looking statements. The risks and uncertainties include, but are not limited to: possible deterioration in economic conditions in our areas of operation; interest rate risk associated with volatile interest rates and related asset-liability matching risk; liquidity risks; risk of significant non-earning assets, and net credit losses that could occur, particularly in times of weak economic conditions or times of rising interest rates; the failure of or changes to assumptions and estimates underlying the Company’s allowances for credit losses, regulatory risks associated with current and future regulations; and the COVID-19 pandemic and its impact on our financial position, results of operations, liquidity, and capitalization. For additional information concerning these and other risk factors, see the Company’s most recent Annual Report on Form 10-K. The Company does not undertake, and specifically disclaims any obligation, to update any forward-looking statements to reflect the occurrence of events or circumstances after the date of such statements except as required by law.

Contacts:

Alex Ko Senior EVP & Chief Financial Officer 213-427-6560 alex.ko@bankofhope.com	Angie Yang SVP, Director of Investor Relations & Corporate Communications 213-251-2219 angie.yang@bankofhope.com

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Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands, except share data)

Assets:	6/30/2022	3/31/2022	% change	6/30/2021	% change
Cash and due from banks	$197,062	$280,373	(30)%	$836,957	(76)%
Investment securities	2,352,997	2,492,486	(6)%	2,274,170	3%
Federal Home Loan Bank (“FHLB”) stock and other investments	87,109	87,201	—%	94,550	(8)%
Loans held for sale, at the lower of cost or fair value	76,376	115,756	(34)%	54,245	41%
Loans receivable	14,546,049	14,066,674	3%	13,424,301	8%
Allowance for credit losses	(151,580)	(147,450)	3%	(189,452)	(20)%
Net loans receivable	14,394,469	13,919,224	3%	13,234,849	9%
Accrued interest receivable	37,845	37,949	—%	51,886	(27)%
Premises and equipment, net	46,093	45,642	1%	45,302	2%
Bank owned life insurance	77,692	77,390	—%	76,428	2%
Goodwill	464,450	464,450	—%	464,450	—%
Servicing assets	11,215	10,874	3%	11,566	(3)%
Other intangible assets, net	6,698	7,184	(7)%	8,689	(23)%
Other assets	337,056	265,285	27%	316,535	6%
Total assets	$18,089,062	$17,803,814	2%	$17,469,627	4%

Liabilities:
Deposits	$15,029,630	$14,515,128	4%	$14,726,230	2%
FHLB and FRB borrowings	573,000	772,000	(26)%	200,000	187%
Convertible notes, net	216,678	216,444	—%	215,739	—%
Subordinated debentures	105,953	105,652	—%	104,762	1%
Accrued interest payable	4,112	4,826	(15)%	4,946	(17)%
Other liabilities	159,320	148,707	7%	125,080	27%
Total liabilities	$16,088,693	$15,762,757	2%	$15,376,757	5%

Stockholders’ Equity:
Common stock, $0.001 par value	$137	$137	—%	$136	1%
Capital surplus	1,424,891	1,422,602	—%	1,418,135	—%
Retained earnings	1,011,715	976,483	4%	859,548	18%
Treasury stock, at cost	(264,667)	(250,000)	(6)%	(200,000)	(32)%
Accumulated other comprehensive (loss) gain, net	(171,707)	(108,165)	(59)%	15,051	N/A
Total stockholders’ equity	2,000,369	2,041,057	(2)%	2,092,870	(4)%
Total liabilities and stockholders’ equity	$18,089,062	$17,803,814	2%	$17,469,627	4%

Common stock shares - authorized	150,000,000	150,000,000		150,000,000
Common stock shares - outstanding	119,473,939	120,327,689		123,673,832
Treasury stock shares	17,382,835	16,343,849		12,661,581
Table Page 1

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands, except share and per share data)

	Three Months Ended					Six Months Ended
	6/30/2022	3/31/2022	% change	6/30/2021	% change	6/30/2022	6/30/2021	% change

Interest and fees on loans	$145,024	$132,672	9%	$131,823	10%	$277,696	$261,559	6%
Interest on investment securities	12,308	11,656	6%	7,713	60%	23,964	15,628	53%
Interest on federal funds sold and other investments	492	544	(10)%	668	(26)%	1,036	1,310	(21)%
Total interest income	157,824	144,872	9%	140,204	13%	302,696	278,497	9%

Interest on deposits	12,220	8,676	41%	10,696	14%	20,896	23,466	(11)%
Interest on other borrowings and convertible notes	4,066	3,020	35%	2,931	39%	7,086	5,875	21%
Total interest expense	16,286	11,696	39%	13,627	20%	27,982	29,341	(5)%

Net interest income before provision (credit) for credit losses	141,538	133,176	6%	126,577	12%	274,714	249,156	10%
Provision (credit) for credit losses	3,200	(11,000)	N/A	(7,000)	N/A	(7,800)	(3,700)	111%
Net interest income after provision (credit) for credit losses	138,338	144,176	(4)%	133,577	4%	282,514	252,856	12%

Service fees on deposit accounts	2,270	1,974	15%	1,777	28%	4,244	3,567	19%
International service fees	744	794	(6)%	795	(6)%	1,538	1,636	(6)%
Loan servicing fees, net	843	836	1%	934	(10)%	1,679	1,978	(15)%
Wire transfer fees	858	900	(5)%	923	(7)%	1,758	1,767	(1)%
Net gains on sales of SBA loans	5,804	5,603	4%	2,375	144%	11,407	2,375	380%
Net gains on sales of residential mortgage loans	76	757	(90)%	1,028	(93)%	833	3,124	(73)%
Net losses on sales of other loans	(547)	—	100%	—	100%	(547)	—	100%
Other income and fees	2,698	2,322	16%	3,244	(17)%	5,020	5,433	(8)%
Total noninterest income	12,746	13,186	(3)%	11,076	15%	25,932	19,880	30%

Salaries and employee benefits	51,058	47,745	7%	42,309	21%	98,803	83,525	18%
Occupancy	7,178	7,335	(2)%	7,067	2%	14,513	14,034	3%
Furniture and equipment	4,778	4,644	3%	4,822	(1)%	9,422	9,008	5%
Advertising and marketing	2,226	1,636	36%	2,097	6%	3,862	3,722	4%
Data processing and communications	2,893	2,461	18%	2,411	20%	5,354	5,148	4%
Professional fees	1,582	2,211	(28)%	4,395	(64)%	3,793	7,298	(48)%
FDIC assessment	1,450	1,569	(8)%	1,284	13%	3,019	2,539	19%
Credit related expenses	2,872	1,112	158%	43	6,579%	3,984	2,261	76%
OREO expense	5	357	(99)%	298	(98)%	362	579	(37)%
Software impairment	—	—	—%	2,146	(100)%	—	2,146	(100)%
Other	6,323	6,303	—%	6,251	1%	12,626	13,294	(5)%
Total noninterest expense	80,365	75,373	7%	73,123	10%	155,738	143,554	8%
Income before income taxes	70,719	81,989	(14)%	71,530	(1)%	152,708	129,182	18%
Income tax provision	18,631	21,251	(12)%	17,767	5%	39,882	31,732	26%
Net income	$52,088	$60,738	(14)%	$53,763	(3)%	$112,826	$97,450	16%

Earnings Per Common Share - Basic	$0.43	$0.51		$0.44		$0.94	$0.79
Earnings Per Common Share - Diluted	$0.43	$0.50		$0.43		$0.93	$0.78

Weighted Average Shares Outstanding - Basic	120,219,919	120,131,380		123,592,695		120,175,894	123,459,461
Weighted Average Shares Outstanding - Diluted	120,699,638	121,089,474		124,323,888		120,898,605	124,334,227
Table Page 2

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands, except share and per share data)

	For the Three Months Ended (Annualized)			For the Six Months Ended (Annualized)
Profitability measures:	6/30/2022	3/31/2022	6/30/2021	6/30/2022	6/30/2021
ROA	1.17%	1.37%	1.25%	1.27%	1.14%
ROE	10.33%	11.62%	10.41%	10.99%	9.48%
ROA (PPNR) (1)	1.65%	1.60%	1.50%	1.63%	1.46%
ROE (PPNR) (1)	14.66%	13.58%	12.49%	14.11%	12.20%
ROTCE (2)	13.48%	15.01%	13.50%	14.27%	12.31%
Net interest margin	3.36%	3.21%	3.11%	3.28%	3.09%
Efficiency ratio	52.09%	51.50%	53.12%	51.80%	53.36%
Noninterest expense / average assets	1.80%	1.70%	1.70%	1.75%	1.68%

(1) ROA (PPNR) and ROE (PPNR) are non-GAAP financial measures. Management’s reasons and purposes for using these non-GAAP financial measures are set forth on Table Pages 10 and 11 of this earnings release. A quantitative reconciliation of the Company’s GAAP to non-GAAP financial measures are provided in the accompanying financial information on Table Pages 10 and 11.

(2) Average tangible common equity is calculated by subtracting average goodwill and average core deposit intangible assets from average stockholders’ equity. This is a non-GAAP measure that we believe provides investors with information that is useful in understanding our financial performance and position.

Table Page 3

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands)

	Three Months Ended
	6/30/2022			3/31/2022			6/30/2021
		Interest	Annualized		Interest	Annualized		Interest	Annualized
	Average	Income/	Average	Average	Income/	Average	Average	Income/	Average
	Balance	Expense	Yield/Cost	Balance	Expense	Yield/Cost	Balance	Expense	Yield/Cost
INTEREST EARNING ASSETS:
Loans, including loans held for sale	$14,327,476	$145,024	4.06%	$13,871,974	$132,672	3.88%	$13,293,591	$131,823	3.98%
Investment securities	2,424,454	12,308	2.04%	2,621,220	11,656	1.80%	2,253,135	7,713	1.37%
FHLB stock and other investments	134,055	492	1.47%	352,774	544	0.63%	759,182	668	0.35%
Total interest earning assets	$16,885,985	$157,824	3.75%	$16,845,968	$144,872	3.49%	$16,305,908	$140,204	3.45%

INTEREST BEARING LIABILITIES:
Deposits:
Demand, interest bearing	$6,487,890	$8,655	0.54%	$6,337,866	$5,701	0.36%	$5,484,047	$5,909	0.43%
Savings	323,114	937	1.16%	318,508	927	1.18%	308,530	887	1.15%
Time deposits	2,277,938	2,628	0.46%	2,619,491	2,048	0.32%	3,222,457	3,900	0.49%
Total interest bearing deposits	9,088,942	12,220	0.54%	9,275,865	8,676	0.38%	9,015,034	10,696	0.48%
FHLB and FRB borrowings	577,966	1,457	1.01%	242,556	687	1.15%	202,198	631	1.25%
Convertible notes, net	216,540	1,322	2.42%	216,305	1,323	2.45%	215,599	1,323	2.43%
Subordinated debentures	101,880	1,287	5.00%	101,577	1,010	3.98%	100,701	977	3.84%
Total interest bearing liabilities	$9,985,328	$16,286	0.65%	$9,836,303	$11,696	0.48%	$9,533,532	$13,627	0.57%
Noninterest bearing demand deposits	5,715,830			5,672,768			5,445,457
Total funding liabilities/cost of funds	$15,701,158		0.42%	$15,509,071		0.31%	$14,978,989		0.36%
Net interest income/net interest spread		$141,538	3.10%		$133,176	3.01%		$126,577	2.88%
Net interest margin			3.36%			3.21%			3.11%

Cost of deposits:
Noninterest bearing demand deposits	$5,715,830	$—	—%	$5,672,768	$—	—%	$5,445,457	$—	—%
Interest bearing deposits	9,088,942	12,220	0.54%	9,275,865	8,676	0.38%	9,015,034	10,696	0.48%
Total deposits	$14,804,772	$12,220	0.33%	$14,948,633	$8,676	0.24%	$14,460,491	$10,696	0.30%

Table Page 4

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands)

	Six Months Ended
	6/30/2022			6/30/2021
		Interest	Annualized		Interest	Annualized
	Average	Income/	Average	Average	Income/	Average
	Balance	Expense	Yield/Cost	Balance	Expense	Yield/Cost
INTEREST EARNING ASSETS:
Loans, including loans held for sale	$14,100,983	$277,696	3.97%	$13,319,782	$261,559	3.96%
Investment securities	2,522,293	23,964	1.92%	2,260,233	15,628	1.39%
FHLB stock and other investments	242,810	1,036	0.86%	700,115	1,310	0.38%
Total interest earning assets	$16,866,086	$302,696	3.62%	$16,280,130	$278,497	3.45%

INTEREST BEARING LIABILITIES:
Deposits:
Demand, interest bearing	$6,413,292	$14,355	0.45%	$5,370,941	$11,399	0.43%
Savings	320,824	1,865	1.17%	304,877	1,757	1.16%
Time deposits	2,447,771	4,676	0.39%	3,493,278	10,310	0.60%
Total interest bearing deposits	9,181,887	20,896	0.46%	9,169,096	23,466	0.52%
FHLB and FRB borrowings	411,187	2,144	1.05%	209,006	1,273	1.23%
Convertible notes, net	216,423	2,644	2.43%	215,302	2,645	2.44%
Subordinated debentures	101,729	2,298	4.49%	100,547	1,957	3.87%
Total interest bearing liabilities	$9,911,226	$27,982	0.57%	$9,693,951	$29,341	0.61%
Noninterest bearing demand deposits	5,694,418			5,250,080
Total funding liabilities/cost of funds	$15,605,644		0.36%	$14,944,031		0.40%
Net interest income/net interest spread		$274,714	3.05%		$249,156	2.84%
Net interest margin			3.28%			3.09%

Cost of deposits:
Noninterest bearing demand deposits	$5,694,418	$—	—%	$5,250,080	$—	—%
Interest bearing deposits	9,181,887	20,896	0.46%	9,169,096	23,466	0.52%
Total deposits	$14,876,305	$20,896	0.28%	$14,419,176	$23,466	0.33%

Table Page 5

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands)

	Three Months Ended					Six Months Ended
AVERAGE BALANCES:	6/30/2022	3/31/2022	% change	6/30/2021	% change	6/30/2022	6/30/2021	% change
Loans, including loans held for sale	$14,327,476	$13,871,974	3%	$13,293,591	8%	$14,100,983	$13,319,782	6%
Investments	2,558,509	2,973,994	(14)%	3,012,317	(15)%	2,765,103	2,960,348	(7)%
Interest earning assets	16,885,985	16,845,968	—%	16,305,908	4%	16,866,086	16,280,130	4%
Total assets	17,876,945	17,742,402	1%	17,164,893	4%	17,810,045	17,140,286	4%

Interest bearing deposits	9,088,942	9,275,865	(2)%	9,015,034	1%	9,181,887	9,169,096	—%
Interest bearing liabilities	9,985,328	9,836,303	2%	9,533,532	5%	9,911,226	9,693,951	2%
Noninterest bearing demand deposits	5,715,830	5,672,768	1%	5,445,457	5%	5,694,418	5,250,080	8%
Stockholders’ equity	2,016,577	2,090,755	(4)%	2,066,016	(2)%	2,053,461	2,056,812	—%
Net interest earning assets	6,900,657	7,009,665	(2)%	6,772,376	2%	6,954,860	6,586,179	6%

LOAN PORTFOLIO COMPOSITION:	6/30/2022	3/31/2022	% change	6/30/2021	% change
Commercial loans	$4,395,738	$4,124,715	7%	$4,001,423	10%
Real estate loans	9,335,020	9,262,305	1%	8,832,276	6%
Consumer and other loans	815,291	679,654	20%	590,602	38%
Loans, net of deferred loan fees and costs	14,546,049	14,066,674	3%	13,424,301	8%
Allowance for credit losses	(151,580)	(147,450)	3%	(189,452)	(20)%
Loans receivable, net	$14,394,469	$13,919,224	3%	$13,234,849	9%

REAL ESTATE LOANS BY PROPERTY TYPE:	6/30/2022	3/31/2022	% change	6/30/2021	% change
Retail buildings	$2,603,516	$2,598,373	—%	$2,361,891	10%
Hotels/motels	1,143,982	1,208,217	(5)%	1,439,770	(21)%
Gas stations/car washes	1,080,777	1,055,383	2%	954,394	13%
Mixed-use facilities	833,342	872,362	(4)%	798,373	4%
Warehouses	1,279,647	1,263,791	1%	1,149,393	11%
Multifamily	989,840	841,316	18%	575,943	72%
Other	1,403,916	1,422,863	(1)%	1,552,512	(10)%
Total	$9,335,020	$9,262,305	1%	$8,832,276	6%

DEPOSIT COMPOSITION	6/30/2022	3/31/2022	% change	6/30/2021	% change
Noninterest bearing demand deposits	$5,689,992	$5,498,263	3%	$5,638,115	1%
Money market and other	6,339,467	6,484,677	(2)%	5,786,697	10%
Saving deposits	326,927	321,373	2%	308,651	6%
Time deposits	2,673,244	2,210,815	21%	2,992,767	(11)%
Total deposit balances	$15,029,630	$14,515,128	4%	$14,726,230	2%

Table Page 6

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands, except share and per share data)

CAPITAL RATIOS:	6/30/2022	3/31/2022	6/30/2021
Total stockholders’ equity	$2,000,369	$2,041,057	$2,092,870
Common equity tier 1 ratio	10.70%	11.02%	11.44%
Tier 1 risk-based capital ratio	11.33%	11.68%	12.14%
Total risk-based capital ratio	12.14%	12.49%	13.16%
Tier 1 leverage ratio	10.32%	10.37%	10.43%
Total risk weighted assets	$16,059,739	$15,393,639	$14,354,682
Book value per common share	$16.74	$16.96	$16.92
Tangible common equity to tangible assets (1)	8.68%	9.05%	9.53%
Tangible common equity per share (1)	$12.80	$13.04	$13.10

(1) Tangible common equity to tangible assets is a non-GAAP financial measure that represents common equity less goodwill and core deposit intangible assets, net divided by total assets less goodwill and core deposit intangible assets, net. Management reviews tangible common equity to tangible assets in evaluating the Company’s capital levels and has included this ratio in response to market participant interest in tangible common equity as a measure of capital.

	Three Months Ended					Six Months Ended
ALLOWANCE FOR CREDIT LOSSES CHANGES:	6/30/2022	3/31/2022	12/31/2021	9/30/2021	6/30/2021	6/30/2022	6/30/2021
Balance at beginning of period	$147,450	$140,550	$136,774	$189,452	$207,943	$140,550	$206,741
Provision (credit) for credit losses	3,200	(11,000)	1,500	(10,000)	(7,000)	(7,800)	(3,700)
Recoveries	1,642	19,403	3,615	1,906	1,301	21,045	2,724
Charge offs	(712)	(1,503)	(1,339)	(44,584)	(12,792)	(2,215)	(16,313)
Balance at end of period	$151,580	$147,450	$140,550	$136,774	$189,452	$151,580	$189,452
Net (recoveries) charge offs/average loans receivable (annualized)	(0.03)%	(0.52)%	(0.07)%	1.28%	0.35%	(0.27)%	0.20%

	Three Months Ended					Six Months Ended
NET LOAN (RECOVERIES) CHARGE OFFS:	6/30/2022	3/31/2022	12/31/2021	9/30/2021	6/30/2021	6/30/2022	6/30/2021
Real estate loans	$(508)	$(16,418)	$(2,352)	$40,542	$11,281	$(16,926)	$13,515
Commercial loans	(461)	(1,529)	144	1,117	181	(1,990)	101
Consumer loans	39	47	(68)	1,019	29	86	(27)
Total net (recoveries) charge offs	$(930)	$(17,900)	$(2,276)	$42,678	$11,491	$(18,830)	$13,589

Table Page 7

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands)

NONPERFORMING ASSETS:	6/30/2022	3/31/2022	12/31/2021	9/30/2021	6/30/2021
Loans on nonaccrual status (1)	$69,522	$52,717	$54,616	$54,380	$111,008
Delinquent loans 90 days or more on accrual status	12,468	3,090	2,131	4,567	4,759
Accruing troubled debt restructured loans	26,572	44,555	52,418	39,509	51,360
Total nonperforming loans	108,562	100,362	109,165	98,456	167,127
Other real estate owned	2,010	2,010	2,597	15,213	16,619
Total nonperforming assets	$110,572	$102,372	$111,762	$113,669	$183,746

Nonperforming assets/total assets	0.61%	0.58%	0.62%	0.64%	1.05%
Nonperforming assets/loans receivable & OREO	0.76%	0.73%	0.80%	0.85%	1.37%
Nonperforming assets/total capital	5.53%	5.02%	5.34%	5.48%	8.78%
Nonperforming loans/loans receivable	0.75%	0.71%	0.78%	0.73%	1.24%
Nonaccrual loans/loans receivable	0.48%	0.37%	0.39%	0.41%	0.83%
Allowance for credit losses/loans receivable	1.04%	1.05%	1.01%	1.02%	1.41%
Allowance for credit losses/nonaccrual loans	218.03%	279.70%	257.34%	251.52%	170.67%
Allowance for credit losses/nonperforming loans	139.63%	146.92%	128.75%	138.92%	113.36%
Allowance for credit losses/nonperforming assets	137.09%	144.03%	125.76%	120.33%	103.11%

(1) Excludes delinquent SBA loans that are guaranteed and currently in liquidation totaling $13.2 million, $17.0 million, $19.5 million, $20.6 million, and $23.6 million, at June 30, 2022, March 31, 2022, December 31, 2021, September 30, 2021, and June 30, 2021, respectively.

NONACCRUAL LOANS BY TYPE:	6/30/2022	3/31/2022	12/31/2021	9/30/2021	6/30/2021
Real estate loans	$53,966	$36,655	$39,756	$41,673	$95,622
Commercial loans	8,206	8,686	11,025	10,991	12,217
Consumer loans	7,350	7,376	3,835	1,716	3,169
Total nonaccrual loans	$69,522	$52,717	$54,616	$54,380	$111,008

ACCRUING TROUBLED DEBT RESTRUCTURED LOANS:	6/30/2022	3/31/2022	12/31/2021	9/30/2021	6/30/2021
Retail buildings	$6,337	$24,356	$28,483	$11,280	$12,110
Hotels/motels	—	—	472	—	—
Gas stations/car washes	189	193	197	202	206
Mixed-use facilities	2,837	2,836	2,846	7,937	7,967
Warehouses	4,770	5,321	5,366	4,908	14,099
Other (2)	12,439	11,849	15,054	15,182	16,978
Total	$26,572	$44,555	$52,418	$39,509	$51,360

(2) Includes commercial business, consumer, and other loans

Table Page 8

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands)

ACCRUING DELINQUENT LOANS 30-89 DAYS PAST DUE:	6/30/2022	3/31/2022	12/31/2021	9/30/2021	6/30/2021
30 - 59 days	$10,090	$12,439	$29,723	$15,016	$22,466
60 - 89 days	6,354	3,090	10,345	4,746	6,987
Total	$16,444	$15,529	$40,068	$19,762	$29,453

ACCRUING DELINQUENT LOANS 30-89 DAYS PAST DUE BY TYPE:	6/30/2022	3/31/2022	12/31/2021	9/30/2021	6/30/2021
Real estate loans	$7,919	$6,097	$20,232	$10,359	$21,432
Commercial loans	3,397	5,003	3,057	9,377	560
Consumer loans	5,128	4,429	16,779	26	7,461
Total	$16,444	$15,529	$40,068	$19,762	$29,453

CRITICIZED LOANS:	6/30/2022	3/31/2022	12/31/2021	9/30/2021	6/30/2021
Special mention	$95,797	$166,958	$257,194	$306,766	$294,559
Substandard	244,748	226,661	242,397	243,684	380,955
Total criticized loans	$340,545	$393,619	$499,591	$550,450	$675,514
Table Page 9

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands, except share and per share data)

Reconciliation of GAAP financial measures to non-GAAP financial measures

Management reviews select non-GAAP financial measures in evaluating the Company’s and the Bank’s financial performance and in response to market participant interest. A reconciliation of the GAAP to non-GAAP financial measures utilized by management is provided below.

	Three Months Ended			Six Months Ended
	6/30/2022	3/31/2022	6/30/2021	6/30/2022	6/30/2021
RETURN ON AVERAGE TANGIBLE COMMON EQUITY
Average stockholders’ equity	$2,016,577	$2,090,755	$2,066,016	$2,053,461	$2,056,812
Less: Goodwill and core deposit intangible assets, net	(471,421)	(471,921)	(473,445)	(471,669)	(473,702)
Average tangible common equity	$1,545,156	$1,618,834	$1,592,571	$1,581,792	$1,583,110

Net income	$52,088	$60,738	$53,763	$112,826	$97,450
Return on average tangible common equity (annualized)	13.48%	15.01%	13.50%	14.27%	12.31%

	6/30/2022	3/31/2022	6/30/2021
TANGIBLE COMMON EQUITY
Total stockholders’ equity	$2,000,369	$2,041,057	$2,092,870
Less: Goodwill and core deposit intangible assets, net	(471,148)	(471,634)	(473,139)
Tangible common equity	$1,529,221	$1,569,423	$1,619,731

Total assets	$18,089,062	$17,803,814	$17,469,627
Less: Goodwill and core deposit intangible assets, net	(471,148)	(471,634)	(473,139)
Tangible assets	$17,617,914	$17,332,180	$16,996,488

Common shares outstanding	119,473,939	120,327,689	123,673,832

Tangible common equity to tangible assets	8.68%	9.05%	9.53%
Tangible common equity per share	$12.80	$13.04	$13.10

Table Page 10

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands, except share and per share data)

	Three Months Ended			Six Months Ended
	6/30/2022	3/31/2022	6/30/2021	6/30/2022	6/30/2021
PRE-PROVISION NET REVENUE
Net interest income before provision (credit) for credit losses	$141,538	$133,176	$126,577	$274,714	$249,156
Noninterest income	12,746	13,186	11,076	25,932	19,880
Revenue	154,284	146,362	137,653	300,646	269,036

Noninterest expense	80,365	75,373	73,123	155,738	143,554
Pre-provision net revenue	$73,919	$70,989	$64,530	$144,908	$125,482

Average assets	$17,876,945	$17,742,402	$17,164,893	$17,810,045	$17,140,286
ROA (PPNR)	1.65%	1.60%	1.50%	1.63%	1.46%

Average stockholders’ equity	2,016,577	2,090,755	2,066,016	2,053,461	2,056,812
ROE (PPNR)	14.66%	13.58%	12.49%	14.11%	12.20%

Table Page 11